UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 30, 2006
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 2.02 Results of Operations and Financial Condition.

On May 2, 2006, 21st Century Holding Company (the “Company”) issued a press release to report its results for its fiscal quarter ended March 31, 2006. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is hereby intended to be furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” As provided in General Instruction B.6 of SEC Form 8-K, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On April 30, 2006 21st Century Holding Company (the “Company”) issued 107,116 shares of its common stock in payment of the quarterly principal and interest due on the Company’s 6% senior subordinated notes due July 31, 2006 and its 6% senior subordinated notes due September 30, 2007. These shares were issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

As of April 30, 2006, the Company had 7,376,019 shares of its common stock issued and outstanding (which includes the shares issued as interest payment on the Notes. As of April 30, 2006, the Company had issued and outstanding 424,134 Redeemable Warrants which expire on July 31, 2006 (”W Warrants” and 479,740 Redeemable Warrants which expire on September 30, 2007 (“Z Warrants”).

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.
99.1	21st Century Holding Company Press Release, dated May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: May 2, 2006	By: /s/ J. Gordon Jennings, III
Name: J. Gordon Jennings III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	21st Century Holding Company Press Release, dated May 2, 2006.